As filed with the Securities and Exchange Commission on May 23, 2000

                                                    Registration No. 33-________
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    --------------------------------------

                           CABOT OIL & GAS CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                04-3072771
        (State of incorporation)                     (I.R.S. Employer
                                                   Identification Number)

   1200 ENCLAVE PARKWAY, HOUSTON, TEXAS                   77077
 (Address of Principal Executive Offices)              (Zip Code)

                                                 AMENDED AND RESTATED
          AMENDED AND RESTATED                1994 NONEMPLOYEE DIRECTOR
     1994 LONG-TERM INCENTIVE PLAN                 STOCK OPTION PLAN
     OF CABOT OIL & GAS CORPORATION         OF CABOT OIL & GAS CORPORATION

                           (Full title of the plans)
================================================================================

                               SCOTT C. SCHROEDER
                          VICE PRESIDENT AND TREASURER
                           CABOT OIL & GAS CORPORATION
                              1200 ENCLAVE PARKWAY
                              HOUSTON, TEXAS 77077
                    (Name and address of agent for service)

                                 (281) 589-4600
         (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

======================================================================================================
                                                  Proposed         Proposed maximum
Title of securities          Amount to be     maximum offering    aggregate offering     Amount of
  to be registered           registered(1)    price per share(2)      price(2)        registration fee
------------------------------------------------------------------------------------------------------
Class A Common Stock, par
  value $.10 per share(2)..... 1,200,000 (3)       $21.66            $25,992,000          $6,862
======================================================================================================

(1) Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee and based upon the average of the high and low prices reported in the consolidated reporting system for the Class A Common Stock on the New York Stock Exchange on May 17, 2000.

(2) Includes the Right to Purchase Preferred Stock associated with the Class A Common Stock.

(3) These shares represent the aggregate amount of additional shares that were added to the plans pursuant to amendments to such plans that were adopted by the shareholders on May 12, 1998.
================================================================================

                                EXPLANATORY NOTE

     This registration statement is being filed by Cabot Oil & Gas Corporation pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. This registration statement registers an additional 1,000,000 shares of Class A Common Stock, par value $.10 per share ("Common Stock"), of Cabot Oil & Gas Corporation, a Delaware corporation, that may be issued from time to time pursuant to the Amended and Restated 1994 Long-Term Incentive Plan of Cabot Oil & Gas Corporation and an additional 200,000 shares of Common Stock that may be issued from time to time pursuant to the Amended and Restated 1994 Nonemployee Director Stock Option Plan of Cabot Oil & Gas Corporation. Cabot Oil & Gas previously registered an aggregate of 1,600,000 shares of Common Stock to be issued from time to time pursuant to these plans in the form of a Registration Statement on Form S-8 (Registration No. 33-53723) filed with the Securities and Exchange Commission on May 20, 1994, as amended by Post-Effective Amendment No. 1 to Form S-8 filed with the Securities and Exchange Commission on April 12, 2000. That registration statement, as so amended, is incorporated herein by this reference. Filed as exhibits hereto are the following:

Exhibit
 Number  Description
-------  -----------
*4.1    Certificate of Incorporation of the Company (incorporated herein by this reference  to the  Registration  Statement  on Form  S-1 of the  Company
        (Registration No. 33-32553))

*4.2 Amended and Restated Bylaws of the Company (incorporated herein by this reference to the Registration Statement on Form S-3 of the Company
        (Registration No. 333-83819))

*4.3 Form of Certificate of Common Stock of the Company (incorporated herein by this reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-32553))

*4.4    Rights  Agreement dated as of March 28, 1991 between the Company and The
        First  National  Bank of Boston,  as Rights  Agent,  which  includes  as
        Exhibit  A the form of  Certificate  of  Designation  of Series A Junior
        Participating Preferred Stock (incorporated herein by this reference to the Registration Statement on Form 8-A of the Company, File No. 1-10477)

        (a)     Amendment No. 1 to the Rights  Agreement dated February 24, 1994
                (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1994, File No. 1-10477)

*4.5    Amended  and  Restated  1994  Long-Term  Incentive  Plan of the  Company
        (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1998, File No. 1-10477).

*4.6    Amended and Restated 1994 Nonemployee  Director Stock Option Plan of the
        Company (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1998, File No.
        1-10477).

5       Opinion of Baker Botts L.L.P.

15      Awareness Letter of PricewaterhouseCoopers LLP.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Miller and Lents, Ltd.

23.3 Consent of Baker Botts L.L.P. (included in Opinion filed as Exhibit 5 to this registration statement).

24      Powers of Attorney (included in the signature pages hereof).

------------------

* Incorporated by reference as indicated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 23, 2000.

                                      CABOT OIL & GAS CORPORATION

                                      By:  /s/ Ray R. Seegmiller
                                           -------------------------------------
                                           Ray R. Seegmiller
                                           Chairman of the Board,
                                           Chief Executive Officer and President


     Each person whose signature appears below appoints Scott C. Schroeder and Lisa A. Machesney, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities indicated on May 23, 2000.

        Signature                                   Title
--------------------------------------------------------------------------------
  /s/ Ray R. Seegmiller                 Chairman of the Board, Chief
---------------------------             Executive Officer and President
  Ray R. Seegmiller                     (Principal Executive Officer)


  /s/ Paul F. Boling                    Vice President, Finance
---------------------------             (Principal Financial Officer)
  Paul F. Boling


  /s/ Henry C. Smyth                    Controller
---------------------------             (Principal Accounting Officer)
  Henry C. Smyth


  /s/ Robert F. Bailey                  Director
---------------------------
  Robert F. Bailey


  /s/ Henry O. Boswell                  Director
---------------------------
  Henry O. Boswell


  /s/ John G. L. Cabot                  Director
---------------------------
  John G. L. Cabot


  /s/ William R. Esler                  Director
---------------------------
  William R. Esler


  /s/ C. Wayne Nance                    Director
---------------------------
  C. Wayne Nance

        Signature                                   Title
--------------------------------------------------------------------------------


                                        Director
---------------------------
  P. Dexter Peacock


  /s/ Charles P. Siess, Jr.             Director
---------------------------
  Charles P. Siess, Jr.


  /s/ Arthur L. Smith                   Director
---------------------------
  Arthur L. Smith


  /s/ William P. Vititoe                Director
---------------------------
  William P. Vititoe

                                INDEX TO EXHIBITS

Exhibit
 Number  Description
-------  -----------
*4.1    Certificate of Incorporation of the Company (incorporated herein by this reference  to the  Registration  Statement  on Form  S-1 of the  Company
        (Registration No. 33-32553))

*4.2 Amended and Restated Bylaws of the Company (incorporated herein by this reference to the Registration Statement on Form S-3 of the Company
        (Registration No. 333-83819))

*4.3 Form of Certificate of Common Stock of the Company (incorporated herein by this reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-32553))

*4.4    Rights  Agreement dated as of March 28, 1991 between the Company and The
        First  National  Bank of Boston,  as Rights  Agent,  which  includes  as
        Exhibit  A the form of  Certificate  of  Designation  of Series A Junior
        Participating Preferred Stock (incorporated herein by this reference to the Registration Statement on Form 8-A of the Company, File No. 1-10477)

        (a)     Amendment No. 1 to the Rights  Agreement dated February 24, 1994
                (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1994, File No. 1-10477)

*4.5    Amended  and  Restated  1994  Long-Term  Incentive  Plan of the  Company
        (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1998, File No. 1-10477).

*4.6    Amended and Restated 1994 Nonemployee  Director Stock Option Plan of the
        Company (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1998, File No.
        1-10477).

5       Opinion of Baker Botts L.L.P.

15      Awareness Letter of PricewaterhouseCoopers LLP.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Miller and Lents, Ltd.

23.3 Consent of Baker Botts L.L.P. (included in Opinion filed as Exhibit 5 to this registration statement).

24      Powers of Attorney (included in the signature pages hereof).

------------------

* Incorporated by reference as indicated.